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                                                                Exhibit 99.8


                              SARA LEE CORPORATION

                        OFFER TO EXCHANGE 0.846 SHARES OF
                         COMMON STOCK OF COACH, INC. FOR
               EACH SHARE OF COMMON STOCK OF SARA LEE CORPORATION
        UP TO AN AGGREGATE OF 41,402,285 SHARES OF SARA LEE COMMON STOCK

To Our Clients:

     Enclosed for your consideration is an offering circular-prospectus, dated March 8, 2001, and a Letter of Transmittal relating to the offer by Sara Lee to exchange 0.846 shares of Coach common stock for each tendered share of Sara Lee common stock, up to an aggregate of 41,402,285 shares of Sara Lee common stock tendered and exchanged. The Letter of Transmittal is furnished to you for information only and may not be used by you to tender your shares of Sara Lee common stock.

     The material is being forwarded to you as the beneficial owner of Sara Lee common stock carried by us in your account but not registered in your name. A tender of your shares of Sara Lee common stock may only be made by us as the registered holder and pursuant to your instructions. Therefore, Sara Lee urges holders of Sara Lee common stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to participate in the exchange offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of your shares of Sara Lee common stock held by us for your account pursuant to the terms and conditions set forth in the enclosed offering circular-prospectus and the related Letter of Transmittal.

     Your instructions to us should be forwarded at least three business days prior to the expiration date, as defined below, in order to permit us to tender your shares of Sara Lee common stock in accordance with the provisions of the exchange offer. THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 4, 2001, OR IF EXTENDED BY SARA LEE, THE LATEST DATE AND TIME TO WHICH EXTENDED (THE "EXPIRATION DATE"). Sara Lee common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the offering circular-prospectus, at any time prior to the expiration date and after May 2, 2001, if not theretofore accepted for exchange by Sara Lee.

     Your attention is directed to the following:

     1. The exchange offer is for up to an aggregate of 41,402,285 shares of Sara Lee common stock.

     2. Sara Lee's obligation to accept shares of Sara Lee common stock tendered in the exchange offer is subject to certain conditions specified in the offering circular-prospectus.

     3. Sara Lee will pay any stock transfer taxes payable as a result of the transfer to it of shares of Sara Lee common stock tendered, and the transfer to tendering stockholders of shares of Coach common stock pursuant to the exchange offer as described in the Instructions to the Letter of Transmittal.

     If you wish to have us tender any or all of your shares of Sara Lee common stock, please so instruct us by completing, executing and returning to us the instruction form which appears on the reverse side of this letter.



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                                  INSTRUCTIONS

     I acknowledge receipt of your letter and the enclosed material referred to therein relating to Sara Lee's offer to exchange Coach common stock for Sara Lee common stock at a fixed ratio. I hereby instruct you to tender the shares of Sara Lee common stock indicated below (or, if no number is indicated below, all shares) held by you for my account, pursuant to the terms of and conditions set forth in the offering circular-prospectus, the Letter of Transmittal and the Instructions to the Letter of Transmittal.

     / / Please tender all of my shares of Sara Lee common stock held by you for my account.

    /  /   Please tender ____(number) of the shares of Sara Lee common stock held by you for my account.


                                    ODD-LOTS

    /  /   By checking this box, I represent that I own beneficially and of record an aggregate of less than 100 shares of Sara Lee common stock and am tendering all my shares of Sara Lee common stock.


     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED,
        YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES OF SARA LEE COMMONSTOCK HELD BY US IN
                                 YOUR ACCOUNT.

SIGNATURE                                  SIGNATURE

-------------------------------------     -----------------------------------

-------------------------------------     -----------------------------------
PLEASE PRINT NAME HERE                    PLEASE PRINT NAME HERE



         PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT THE EXCHANGE AGENT, INFORMATION AGENT, SARA LEE OR COACH.